As filed with the Securities and Exchange Commission	on Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PIVOTAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	7000	45-1876246
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

53 Cahaba Lily Way

Helena, AL 35080

(205) 977-7755

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

P.K. Smartt

P.O. Box 256

Helena, AL 35080

(205) 977-7755

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee
Common Stock held by Selling Shareholders	950,000 shares	$1.00	$950,000	$115

(1)       There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 950,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2012

PIVOTAL GROUP, INC.

950,000 shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 950,000 shares of common stock (the “Shares”) of Pivotal Group, Inc. (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 950,000. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$1.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Pivotal Group, Inc.

53 Cahaba Lily Way

Helena, AL 35080

(205) 977-7755

Prospectus dated __________________, 2012

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TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Forward-Looking Statements	11
Determination of Offering Price	11
Dividend Policy	11
Selling Shareholders Sales	11
Plan of Distribution	11
Description of Securities	12
The Business	14
The Company	18
Plan of Operation	20
Management's Discussion and Analysis of Financial Condition and Results of Operations	21
Management	23
Executive Compensation	24
Security Ownership of Certain Beneficial Owners and Management	25
Certain Relationships and Related Transactions	25
Selling Shareholders	25
Shares Eligible for Future Sales	28
Legal Matters	28
Experts	28
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	28
Financial Statements	29

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is a development stage company planning to construct and develop a conference center and resort in the Florida region. The Company was incorporated in the State of Delaware in April 2011, and was formerly known as Driftwood Acquisition Corporation (“Driftwood” or “Driftwood Acquisition”).

In February 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. Prior to that, on January 30, 2012, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Driftwood Acquisition Corporation to Pivotal Group, Inc.

On August 24, 2012, PKCCR, LLC, a Florida limited liability company, was acquired by the Company in a stock-for-stock transaction (the “Acquisition”). PKCCR, LLC was formed in December 2011 in the State of Florida and had limited operations until the time of its acquisition by the Company. Prior to the Acquisition, Driftwood had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as PKCCR, LLC. As a result of the Acquisition, PKCCR, LLC has become a wholly owned subsidiary of the Company and the Company (as the sole current member of PKCCR, LLC) has taken over the operations and business plan of PKCCR, LLC. The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Company is located at 53 Cahaba Lily Way Helena, Alabama 35080, and has a mailing address of P.O. Box 256, Helena, Alabama 35080. The Company’s main phone number is (205) 977-7755.

Business

The Company intends to construct and develop Perdido Key Conference Center and Resort (“PKCCR”), a proposed multi-use development project that would consist of 78,000 square feet of conference rooms, meeting rooms, boutique shopping, and ballroom space with approximately 250 private hotel room suites. The Company believes that PKCCR would provide a unique, resort-style experience in a pristine and scenic Gulf Coast setting, offering a high-quality fine dining, premium lodging, event planning and business meeting space in the region. Combining private hotel suite-style rooms with the ability to accommodate special events, meetings and conferences in a sophisticated and refined environment would enable PKCCR the opportunity to operate as a premier vacation, business and events destination on the Gulf Coast. The conference center will be designed to host multiple meetings and groups simultaneously, enabling equal focus on business travel to drive overnight occupancy and local events to fill in occupancy gaps between major conferences. PKCCR will also have the capability to host a wide variety of event types, from lavish weddings to high-end business meetings and tradeshows.

The real estate for the project would contain approximately five acres of beachfront land and 80 acres of adjacent property on Perdido Key Drive. PKCCR would be located in Escambia County, Florida, and would enjoy close proximity to regional international airports located in Atlanta, Birmingham, New Orleans, Tallahassee and Pensacola. The location chosen by the Company (Perdido Key) to develop this property boasts easy access to Perdido Bay, the Gulf Intracoastal Waterway, Lost Key Golf Resort, Ono Island and the Pensacola Naval Air Station and Museum, outlet shopping in Gulf Shores, and the overall natural beauty of a relatively undeveloped beach setting.

The Company believes that PKCCR would take advantage of the resurgence in travel to Florida and newly developed awareness of the beauty of the Florida panhandle area. PKCCR would meet this expected demand by providing a world-class, full-service luxury beachfront business and family destination in the region. PKCCR would offer its customers suite-style rooms, meeting space, entertainment and dining options for government, military, corporate, tourist, family vacationers and local audiences alike. The Company believes that PKCCR would offer a new and unique business conference, special events and vacation alternative in a growing part of the Florida panhandle.

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The proposed construction by the Company to construct PKCCR would include an activity center, swimming pool facilities, common area and private beach area. All private suites would have unfettered views of the white sugar sand beaches and calm and tranquil Gulf of Mexico waters. The many beach options, natural walking paths, bike trails, water activities and nearby State parks of PKCCR would all coalesce to create a destination not commonly found in similar resort offerings. Each of these elements, combined with the varied local dining, golf, tennis, shopping and other resort activities and options, are designed by the Company to ensure that PKCCR would be able to develop a status as a highly sought-after, premier destination for all types of customers. In addition, local historical and naval attractions, dining, shopping, and outdoor activities would be easily and quickly accessible to visitors.

The Company also plans to leverage the adjacent Lost Key Golf Club to provide complementary amenities to resort visitors. Lost Key is an established local business that combines golf, tennis and swimming. It provides PKCCR a partnership opportunity to co-market products for enhanced revenue generation.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and is expected to continuously experience losses in the near term. The Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company must build and market its initial construction and development plans in order to execute the business plan of the Company on a broad scale.

One of the biggest challenges facing the Company will be in securing adequate capital to construct and develop PKCCR. Secondarily, following development of the property, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted no advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop PKCCR. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that PKCCR is met with customer satisfaction in the marketplace and exhibits steady success amongst the potential customer base, neither of which is currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 950,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 950,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	11,950,000	(1)

Common stock for sale by selling shareholders	950,000

Common stock outstanding after the offering	11,950,000

Offering Price	$1.00 per share

Proceeds to the Company	$0

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(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The statements of operations data for the period from December 19, 2011 (inception) to April 19, 2012 and the balance sheet data at April 19, 2012 are derived from PKCCR’s audited financial statements and related notes thereto included elsewhere in this prospectus. As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to PKCCR, which was acquired by the Company in June 2012 as a result of the Acquisition.

December 19, 2011 (inception)
through April 19, 2012
Statement of operations data
Revenue	$0
Net income (loss)	$0

At April 19, 2012
Balance sheet data
Cash	$200
Other assets	$130,200
Total assets	$130,400
Total liabilities	$132,800
Total members’ (deficit)	$(2,400)

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has no revenues to date.

The Company has generated no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company has not sold any services or products to date.

Since inception, the Company has heretofore not sold a single service or product. At present, the Company has not even began construction and development of PKCCR.

No assurance of market acceptance.

Even if the Company can successfully construct and develop PKCCR, there can be no assurance that PKCCR will have any competitive advantages. Also, there is no assurance that the market reception will be positive for PKCCR once launched.

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The Company is a development-stage company with no operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope.. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon their respective evaluation, the Chief Executive Officer and Chief Financial Officer of the Company have concluded that, as of June 30, 2012, the existing disclosure controls and procedures of the Company were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The Company is a development-stage company and has little experience in construction and development.

The Company is a development-stage company and as such has little experience in construction and development and in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive. In addition, although the Company is already a reporting company, the Company’s lack of experience may result, in spite of the successful development and commercialization of PKCCR, in difficulty in managing the operations and finances of a public company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships. To date, the Company has not entered into any such relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company and has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully construct, develop, market and commercialize PKCCR, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

7

If the Company is unable to generate sufficient cash, it may find it necessary to curtail development and operational activities.

The Company has an extensive business plan hinged on its ability to construct, develop, market and commercialize PKCCR. If the Company is unable to construct, develop, market and/or commercialize PKCCR, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date. As no revenues have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

One of the Company’s officers and directors beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. P.K. “Lanny” Smartt, an officer and director of the Company, is currently the beneficial owner of approximately 54% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own 54% of the Company's then outstanding common stock upon closing of the offering. As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 80% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to construct, develop, market and commercialize PKCCR, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

8

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

Project has not completed development.

The Company has not completed the construction or development of PKCCR. No assurance can be given that PKCCR can be developed successfully or that the Company’s implementation of its business strategy for PKCCR will be viable.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for PKCCR and its solutions. The Company has conducted no marketing studies regarding whether PKCCR would actually be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments at PKCCR can be developed to sustain the Company's operations on a continued basis.

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The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current, or future, environmental regulations may affect the availability or cost of goods and services, such as natural resources, which are necessary to operate the Company’s business. Any violation of these laws could adversely affect the Company and its business. The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place. These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials. The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws. The Company may become subject to more stringent environmental laws in the future. If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time. Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to continue to develop and improve PKCCR to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of PKCCR.

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The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 950,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

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The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 950,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, no Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.0001, of which 11,950,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

On July 27, 2012, the Company adopted an amendment to its certificate of incorporation increasing the number of authorized shares of common stock of the Company from 100,000,000 to 500,000,000, with the number of authorized non-designated shares of preferred stock remaining at 20,000.000. The action was duly approved by the board of directors and shareholders of the Company.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 950,000 shares of common stock for sale to the public by the holders thereof at a price of $1.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

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Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

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Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company is a development stage company and has no operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

The Company intends to construct and develop Perdido Key Conference Center and Resort (“PKCCR”), a proposed multi-use development project that would consist of 78,000 square feet of conference rooms, meeting rooms, boutique shopping, and ballroom space with approximately 250 private hotel room suites. The Company believes that PKCCR would provide a unique, resort-style experience in a pristine and scenic Gulf Coast setting, offering a high-quality fine dining, premium lodging, event planning and business meeting space in the region. Combining private hotel suite-style rooms with the ability to accommodate special events, meetings and conferences in a sophisticated and refined environment would enable PKCCR the opportunity to operate as a premier vacation, business and events destination on the Gulf Coast. The conference center will be designed to host multiple meetings and groups simultaneously, enabling equal focus on business travel to drive overnight occupancy and local events to fill in occupancy gaps between major conferences. PKCCR will also have the capability to host a wide variety of event types, from lavish weddings to high-end business meetings and tradeshows.

The real estate for the project would contain approximately five acres of beachfront land and 80 acres of adjacent property on Perdido Key Drive. PKCCR would be located in Escambia County, Florida, and would enjoy close proximity to regional international airports located in Atlanta, Birmingham, New Orleans, Tallahassee and Pensacola. The location chosen by the Company (Perdido Key) to develop this property boasts easy access to Perdido Bay, the Gulf Intracoastal Waterway, Lost Key Golf Resort, Ono Island and the Pensacola Naval Air Station and Museum, outlet shopping in Gulf Shores, and the overall natural beauty of a relatively undeveloped beach setting.

The Company believes that PKCCR would take advantage of the resurgence in travel to Florida and newly developed awareness of the beauty of the Florida panhandle area. PKCCR would meet this expected demand by providing a world-class, full-service luxury beachfront business and family destination in the region. PKCCR would offer its customers suite-style rooms, meeting space, entertainment and dining options for government, military, corporate, tourist, family vacationers and local audiences alike. The Company believes that PKCCR would offer a new and unique business conference, special events and vacation alternative in a growing part of the Florida panhandle.

The proposed construction by the Company to construct PKCCR would include an activity center, swimming pool facilities, common area and private beach area. All private suites would have unfettered views of the white sugar sand beaches and calm and tranquil Gulf of Mexico waters. The many beach options, natural walking paths, bike trails, water activities and nearby State parks of PKCCR would all coalesce to create a destination not commonly found in similar resort offerings. Each of these elements, combined with the varied local dining, golf, tennis, shopping and other resort activities and options, are designed by the Company to ensure that PKCCR would be able to develop a status as a highly sought-after, premier destination for all types of customers. In addition, local historical and naval attractions, dining, shopping, and outdoor activities would be easily and quickly accessible to visitors.

The Company also plans to leverage the adjacent Lost Key Golf Club to provide complementary amenities to resort visitors. Lost Key is an established local business that combines golf, tennis and swimming. It provides PKCCR a partnership opportunity to co-market products for enhanced revenue generation.

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The Business: Destination Resorts

The Company plans to develop its business in the premium resorts sector. The magazine Meeting and Conference reports that meeting groups are becoming more resort-oriented, with attractions such as golf, tennis, outdoor activities and natural surroundings becoming more important.

The premium resorts sector is characterized by several important business segments, including: corporate and business travel; special events; tourism; and restaurants and shopping. The business is characterized by seasonality, with the peak season in Florida from March through September each year.

Corporate and Business Travel: Destination resorts, such as the PKCCR, are heavily dependent upon travel by business and corporate travelers. The Company believes that the corporate and business travel market segment continues to remain strong. The Hotel Price Index, an independent entity, states that continuing strength in corporate travel, in particular, helped to push up demand and room rates across the hospitality sector in 2011. Moreover, increased hiring in industries such as government, insurance, consulting, high-tech, financial, and health care is driving the need for increased training-related meetings, which often occur at destination resorts. The ability of the Company to garner traction in this segment of the market will be a key factor in the overall success of PKCCR.

Special Events: Customers often book and use destination resorts for special events. The Company expects that such special events will be a key business driver of the PKCCR. The special events segment is comprised of conferences, tradeshows, association meetings, sports tournaments, weddings, gatherings and other events.

Tourism: Destination resorts are typically heavily frequented by tourists. The Company believes that tourism travel, including individual family travel and national and international tour groups, is expected to be a growing segment in 2012 and beyond. Multiple segments of the international market, including South America, have shown increased stability and growth in 2011. With Florida’s new Airline Grant Program committed to funding expanded international air travel, and the historical draw of Florida as a popular international tourist destination, the tourism travel segment should be a key factor in driving PKCCR’s room night occupancy at desirable room rates.

Restaurants and Shopping: Most destination resorts offer significant restaurants and shopping options. These restaurants and specialty shops also benefit from year-round patronage from both local residents and travelers to the surrounding area. The Company expects that PKCCR will enjoy the same benefits, providing revenue opportunities to the Company during Florida’s brief off-season for travel business.

The Business: Florida and Gulf Coast as a Travel Destination

Although long-known for tourism, Florida’s recent worldwide exposure during the 2010 oil spill disaster has had the unexpected effect of accelerating the state’s growth as an international travel destination. While the oil spill was a terrible tragedy that caused great loss of animal life, natural habitat, property values and income for those that make their living from the sea, it was also a catalyst for bringing out the best in people and for showcasing the resilience of the human spirit and our love for the environment. People from all cultural backgrounds and walks of life came together on Florida beaches and wetlands in a heroic effort to restore the Gulf Coast to its former beauty and splendor. The State’s successful recovery from this ecological and economic disaster emphasized America’s commitment to ecological preservation and positioned Florida at the forefront of the “green” revolution.

The Gulf Coast market consists of multiple markets and sub-markets. Perdido Key typically caters to individuals, families and business entities that desire a higher-end vacation and resort destination than what is provided by surrounding developed beach vacation properties. With Atlanta, Birmingham, New Orleans, Tallahassee and Pensacola Regional Airports in close proximity, PKCCR has the opportunity to offer both national and international business and vacation travelers a unique and memorable experience.

The Market

According to preliminary estimates released by VISIT FLORIDA, the State of Florida’s official tourism marketing corporation, an estimated 85.9 million visitors came to Florida in 2011, an increase of 4.4 percent over 2010. The year 2011 represented a record year for visitation to Florida, exceeding the previous high of 84.5 million in 2007. Direct travel-related employment in Florida also rose to a near record high of 1,013,100, adding more than 38,000 jobs and representing a 3.9 percent increase over 2010. Tourism-related spending and tax revenues in 2011 reached record highs as well, with an estimated $67.3 billion in taxable sales and $4.0 billion in sales tax revenues. These figures, which represent 7.2 percent increases over 2010, exceed the previous highs of $65.5 billion and $3.9 billion, respectively, in 2007.

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On March 1, 2012, the State of Florida’s official tourism marketing corporation announced its new Airline Grant Program, which would support Destination Marketing Organizations (DMOs) within the State of Florida and stimulate the Florida economy by expanding international air service to the Sunshine State. VISIT FLORIDA will budget up to $250,000 per year through 2016 to support the program. The Airline Grant Program is the latest effort by VISIT FLORIDA to increase the State’s share of the growing international travel market.

The Associated Press recently reported a stunning post-oil-spill rebound by Panhandle beaches, which were bright spots in 2011 for a Florida tourism industry that has weathered some hard times in recent years. The $60 billion tourism industry experienced modest growth in 2011, and officials expect a similar bump in 2012 as the nation’s economy continues to slowly improve.

The economic downturn of the past four years, combined with the devastation of the oil spill two years ago, has shown that Florida’s tourism industry possesses an undeniable staying power capable of weathering multiple economic, natural, and manmade challenges to the marketplace. The current statistics, showing not only a rise in tourism dollars overall, but a stunning rebound by Panhandle beaches, attests to a breadth of local offerings and their relative longevity as a vacation destination.

Entry of the Company into the Market

The Company will enter its market by constructing and developing PKCCR. Located on the Gulf of Mexico, PKCCR would enjoy the advantage of an area recognized worldwide for the beauty of its white sand beaches, large picturesque dunes, and relaxing family atmosphere. Perdido Key, Florida is one of the few remaining places where a high-end resort and full-service business meeting destination can be combined with the romantic, undisturbed beauty of nature.

PKCCR is located in close proximity to the Pensacola Naval Air Station. Currently, there are no local facilities available for significant gatherings, meetings and conferences of naval/governmental personnel. It is expected that approximately 33% of available meeting room space and private hotel suite space will be occupied year-round by military personnel.

Each of the chosen target markets has exhibited historical growth and stability and shows potential for continued future growth. Use of a variety of marketing strategies and activities aimed at the target markets would help ensure that PKCCR can meet or exceed its occupancy goals. PKCCR will capitalize on the close proximity of the Atlanta, Birmingham, New Orleans, Tallahassee and Pensacola Regional Airports to drive regional and international travel through promotional offerings.

Services

The Company plans to develop PKCCR into a leading multi-development property. PKCCR is expected to offer the following amenities on-site:

*Meeting rooms

*Ballroom space

*Conference facilities

*Special events planning

*Hosting and catering

*Private hotel suites

*Restaurants

*Specialty shopping

*Private and public beaches

*Partnership access to golf and tennis, nature trails, biking and water sports

The Company believes that offering such a comprehensive array of hospitality and service offerings will help to position PKCCR as a premier business, event and vacation destination.

Pricing

The hotel room suites are expected to be priced between approximately $120 and $280 per night, depending on the type of room, day of week, season and other relevant pricing considerations.

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Competition

Currently, there are no facilities similar in nature and in close proximity to the proposed PKCCR location. Gulf Shores and Pensacola Beach primarily offer private room hotels. While Pensacola has the closest conference center/meeting room facility, the facility is in an urban setting and the Company believes cannot compete with the pristine and scenic beach setting offered by PKCCR. Additionally, the surrounding locations see significant tourism dollars from a younger demographic than will be targeted by PKCCR.

The Company believes that it will benefit from a lack of any similar offering in the region, and the desirability of beach locations for business travel, tourism, special events and gatherings. Located in an urban setting, the Pensacola Conference Center simply lacks the unique beauty and feel of a quiet, private beach destination.

In the vacation and tourism market, competition will come primarily from various condominium complexes, cottages and privately-owned homes. PKCCR will not only accommodate larger groups, but will also plan to offer a wider range of amenities and services, including room service, private beach access, fine dining and shopping as well as convenient access to golf, tennis and additional swimming facilities.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners.

The Company would like to form a partnership with WCI Properties that will provide PKCCR customers with access to golf, tennis and additional swimming facilities adjacent to the conference center. In addition, the Company wants to partner and form various alliances with meeting and event planners. The Company may also choose to partner with Arnot management firm to handle the day-to-day management operations of PKCCR.

PKCCR plans to partner with travel agencies to help promote and schedule tour groups, align with local convention and visitors bureaus to assist in targeting new and existing business travel opportunities and work closely with meeting and event planners to attract conferences, tradeshows, association meetings, tournaments and special events.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on beginning its construction and development efforts. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its project enters the marketplace.

The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of PKCCR and what it offers to various segments of prospective customers. A variety of marketing approaches, emphasizing the unique, natural beauty and rich history of the Florida panhandle, are expected to be used in order to attract new resort visitors and to entice previous visitors to return to the area:

Advertising, Direct Marketing and Public Relations

•	Chamber of Commerce advertising and promotions
•	Direct mail campaigns and special offerings
•	Radio advertising
•	Proactive outreach to travel writers and influential persons
•	Advertisements in national/international travel publications
•	Highly visible promotional offerings via membership clubs
•	Targeted Escambia County advertising campaigns

Web (Internet) Presence

•	Interactive public-facing website and customer portals
•	Online visibility and customer relationship-building through search engine optimization and social media strategies
•	Listings in online directories and tourism and travel websites
•	Purchases of online banners and other online advertising space

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Build Loyal Customer Base

•	Partnerships with local, regional, national and international businesses via favorable corporate and group pricing
•	Offer repeat customer incentives
•	Business partnerships
•	Local convention and visitors bureau involvement
•	Partner with third-party planners such as Helms Briscoe to drive national and international conferences, events scheduling and tourist groups
•	Partner with Pensacola Naval Air Station
•	Partner with WCI Communications

Sales Strategy

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and buying patterns. Sales goals will be focused on sleeping room occupancy, meeting room bookings and catering revenue. The sales team will be incented to obtain repeat business through building long-term relationships with government and commercial clients.

The sales team will be structured along the following focus areas:

-Third party relationships (i.e. planners such as Helms Briscoe)

-Conventions, tradeshows and association sales

-Corporate/group sales

-Government/military

-Special events

-Leasing agents for specialty shops

Operations

The Company plans to acquire and manage all goods and services pertaining to the development of PKCCR. The Company expects that construction of the hotel and the conference center will occur simultaneously with the development of a shopping center consisting of 150,000 square feet. The Company plans to use approximately 67,000 square feet for the conference center and approximately 11,000 square feet for the restaurant.

The Company is currently leasing its corporate office space from a building owned by Mr. Smartt, who is an officer and director of the Company. Mr. Smartt is not presently charging the Company any rent or other lease costs associated with the rented space. There is no written agreement between Mr. Smartt and the Company regarding the lease, and the parties may terminate the lease arrangement at any time.

Revenues

Since its inception, PKCCR has focused its efforts on conducting market research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market PKCCR once it has been constructed and developed. At present, the Company has no defined strategy to earn near-term revenues and profits.

Equipment Financing

The Company has no existing equipment financing arrangements. As the Company begins to implement its construction and developments plans for PKCCR, the Company may establish such arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in April 2011, and was formerly known as Driftwood Acquisition Corporation. In February 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. Prior to that, on January 30, 2012, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Driftwood Acquisition Corporation to Pivotal Group, Inc.

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Acquisition

On January 30, 2012, Driftwood changed its name to Pivotal Group, Inc. Thereafter, on August 24, 2012, PKCCR, LLC, a Florida limited liability company, was acquired by the Company in a stock-for-stock transaction. PKCCR, LLC was formed in December 2011 in the State of Florida and had limited operations until the time of its acquisition by the Company. Prior to the Acquisition, Driftwood had no ongoing business or operations and was established for the purpose of completing a business combination with a target company such as PKCCR, LLC.

The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities. The Acquisition was effected by the Company through the exchange of all of the outstanding membership interests of PKCCR, LLC for 5,000,000 shares of common stock of the Company. All of the outstanding membership interests of PKCCR, LLC were formerly owned by its sole member P.K. “Lanny” Smartt, who also serves as an officer and director of the Company.

As a result of the Acquisition, PKCCR, LLC has become a wholly owned subsidiary of the Company and the Company (as the sole current member of PKCCR, LLC) has taken over the operations and business plan of PKCCR, LLC.

Relationship with Tiber Creek Corporation

In November 2011, the Company (through P.K. Smartt) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to Mr. Smartt; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Tiber Creek received cash fees from the Company of $125,000. In addition, each of the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain 500,000 shares in the Company or 2.5% of the outstanding common shares in the Company at the filing of this instant registration statement (whichever is greater). The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement (i.e. this registration statement) to be filed by the Company. The engagement agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek and MB Americus.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Driftwood Acquisition, are inactive and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Driftwood Acquisition) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Vacant Land Contract

In April 2012, the Company (through PKCCR, LLC) entered into a Vacant Land Contract (“Land Contract”) with MLD, LLC regarding the purchase of several parcels of land totaling 85 acres. The land represents the property that would be used construct PKCCR. The purchase price is $15.9 million, consisting of an initial $5,000 deposit, $95,000 to be payable by a second deposit, and the remainder of $15.8 million at the closing of the transaction. To date, the Company has paid the first deposit amount. The second deposit is due after satisfaction of certain conditions by the seller of the land/property.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company’s may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

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Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

The Company presently has three (3) employees, which consist of the three (3) executive officers. At present, none of the employees/officers receive any salaries or other compensation (and no salaries or compensation have been accrued). The employees/officers will not receive any compensation until, and if, the Company raises or procures adequate capital (through operations, private financings, a primary public offering or otherwise) to pay any such compensation.

None of the Company’s employees/officers are presently employed by the Company in a full-time capacity.

The Company currently has no employees other than its officers, but it expects that it will hire additional personnel upon raising additional capital and as the Company implements its business plan.

Property

The corporate headquarters of the Company are located at 53 Cahaba Lily Way, Helena, Alabama 35080. The Company uses a mailing address of P.O. Box 256, Helena, AL 35080.

The Company also has an office in Florida, which is located at 13928 River Road, Suite 802, Penascola, Florida 32507.

Subsidiaries

Currently, the Company has one subsidiary – PKCCR, LLC. The Company is the sole member of such entity.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In June 2011, the Company (as Driftwood Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001522214.

PLAN OF OPERATION

Business Plan

The basic business plan of the Company centers on the occupancy of its hotel room suites. While the Company also expects that it would earn revenue from conferences and special events on the PKCCR premises as well restaurants on the premises, the bulk of the Company’s revenues would be expected from the use by customers of the hotel rooms.

The Company plans to target an average occupancy rate of at least 60%.

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The Company initially plans to enter selected target markets, targeting to achieve its goal of becoming a premier vacation, business and events destination by:

•	Offering the highest quality service and amenities available in the immediate and surrounding area
•	Partnering with the Escambia County government for immediate access to a multi-million dollar advertising campaign
•	Work with the local chamber of commerce to optimize return on advertising dollars spent
•	Partnering with the Pensacola Naval Flight Services Training Base to provide much needed event and entertainment space
•	Work with WCI Communities to book and market golf-packages and event-driven occupancy
•	Partnering with existing businesses, meeting and event planners in target markets
•	Capitalizing on a unique location and working to enhance and preserve the natural beauty of Perdido Key
•	Maintaining and growing clientele through excellence in service, amenities and offerings
•	Effectively managing operating costs and expenses

The Pensacola Naval Air Station (“NAS”) serves as a tourist attraction to draw potential clientele to the area. More important, however, is the potential for the NAS to serve as a built-in, high-volume conference and meeting facility client that could drive upwards of 30% occupancy in not only conference facilities but also occupied room nights. PKCCR will have the ability to build reciprocal marketing relationships with other varied attractions in the region to enhance the available amenities offered and increase sales and profit to both parties.

In order to realize its plans, the Company need to obtain substantial capital, including for startup expenses, site preparation, engineering and architecture fees, permits, constructing consulting, developer’s fees, legal fees, insurance and bonding, taxes, administration and overhead, water and sewer tap fees, landscaping, dune restoration, public access improvements, road construction and improvements, and contingencies.

Once the contraction and development of the resort and conference center is complete, the Company plans to also develop an adjoining shopping center.

Potential Revenue

The Company’s is not expected to earn any revenues until it raises adequate capital and completes the construction and development of PKCCR.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in December 2011 and acquired PKCCR, LLC, a Florida limited liability company (“PKCCR”) in June 2012. References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to PKCCR, LLC.

As of the period from inception, December 19, 2011 (inception), through April 19, 2012, PKCCR, LLC did not generate any revenue and incurred no expenses or operating losses, as part of its development stage activities.

Revenues

Since its inception, the Company focused its efforts on conducting market research and development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

Currently, the Company has no revenues and has not realized any profits. In order to succeed, the Company needs to develop a viable strategy to construct, develop, market and commercialize PKCCR. The Company has developed a marketing strategy that it believes will lead to revenues once PKCCR is built and completed.

Equipment Financing

The Company has no existing equipment financing arrangements. As the Company begins to implement its construction and developments plans for PKCCR, the Company may establish such arrangements.

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Pricing

The hotel room suites are expected to be price between approximately $120 and $280 per night, depending on the type of room, day of week, season and other relevant pricing considerations.

Potential Revenue

The Company is not expected to earn any revenues until it raises adequate capital and completes the construction and development of PKCCR.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized. The Company cannot acquire or develop PKCCR without significant additional funding.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital beyond 2012. The Company anticipates that $30 million alone could be required to initially launch its business plan, with potentially over $100 million of funding needed to fully implement its business plans and proposed operations. In the near term, until the Company raises additional financing, the Company does not plan to incur any material expenses or costs. As of April 19, 2012, the Company had approximately $200 of cash available.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of Period ended April 19, 2012

The Company did not generate revenues during the period from December 19, 2011 (inception) through April 19, 2012.

During the period from December 19, 2011 (inception) through April 19, 2012, the Company did not post any operating expenses, and showed no operating or net profit or loss.

For the period from December 19, 2011 (inception) through April 19, 2012, the Company had a working surplus of $200. During such period, the Company obtained cash of $132,800 in the form of a prepayment made by an owner of the Company; however, $132,800 was paid as a prepaid expenses, resulting in a net cash increase of $200 during the period. The Company has no continuous methods of generating cash.

The Company did not incur any capital expenditures during the period from December 19, 2011 (inception) through April 19, 2012.

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The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financial in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Malcolm Duane Lewis		President and Director	2012
Tom Moore		Vice President and Director	2012
P.K. “Lanny” Smartt		Secretary, Treasurer and Director	2012

Malcolm Duane Lewis

Mr. Lewis serves as President and a director of the Company. Mr. Lewis graduated from The University of Alabama in 1961 with a degree in Accounting. From 1963 to 1983, Mr. Lewis worked at Polar Meats and Lockers, Bessemer, Alabama, the family meat business, serving as its partner and manager. From 1978 to 1984 Mr. Lewis served as an elected member of the Alabama House of Representatives. From 1983 to 1993, Mr. Lewis worked in commercial real estate with C.F. Halstead Developers, Montgomery, Alabama and Polar-BEK and Baker, Birmingham, Alabama. In 1993, Mr. Lewis started Lewis Enterprises, Inc., and has since then developed commercial real estate and served as a consultant to various entities, including Homart Community Centers, Inc., Chicago, Illinois, Wal-Mart Stores, Target, Books-A-Million, Lowes, and other large commercial chain stores. Mr. Lewis has been the developer of over 30 shopping centers and commercial multi-use projects.

Tom Moore

Mr. Moore serves as the Vice President and a director of the Company. Mr. Moore received his Master's Degree in Education from William Carey College in 1997. From 1992 to 1995, Mr. Moore was an educational instructor at Memorial Children's Hospital, a facility that provides services to children with emotional disabilities. From 1995 through 1997, Mr. Moore was the Recreation Specialist for the City of Biloxi. From 1997 to 2010, Mr. Moore has been the Director of the Boys and Girls Club, New Hope Program, Gulf Coast. The New Hope Program is designed to provide services to children who exhibit physical, emotional and behavioral disabilities. The New Hope Program provides services to 48 schools in South Mississippi. Mr. Moore oversaw these programs including supervision of all employees, funding all programs through contractual services, federal grants and community fundraisers and implementing strategic planning for the New Hope Program, Gulf Coast. Mr. Moore has been instrumental in the formation and development of the Mississippi Centers for Autism and serves as a founding member of the Board of Directors of the Mississippi Mental Health Collaboration Association.

P.K. “Lanny” Smartt

Mr. Smartt serves as Secretary, Treasurer and a director of the Company. Mr. Smartt received his J.D. degree from the Samford University's Cumberland School of Law in 1998. Since 1998, Mr. Smartt has practiced law specializing in the areas of financial and commercial real estate development. Since 2000, Mr. Smartt has worked as a developer on numerous real estate projects ranging from single family residential lots and residences low and high rise condominiums, office, retail and student housing. Mr. Smartt serves as a consultant to private, commercial and governmental interests on development feasibility, operations and sustainability. He has consulted on over 160 projects throughout the United States. In 2006, Mr. Smartt was named to the President' Leadership Council and recently coordinated multi-state relief efforts following the devastating tornadoes of 2011 in the South.

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Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Earned	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Malcolm Duane Lewis President	2012

As of April 19, 2012, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company (and/or, in the case of Mr. Smartt, the Acquisition). Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Malcolm Duane Lewis	President and Director	1,500,000	13%	13%
Tom Moore	Vice President and Director	1,500,000	13%	13%
P.K. “Lanny” Smartt	Secretary, Treasurer and Director	6,500,000	54%	54%

Robert Ritch	5% shareholder	1,500,000	13%	13%

Total owned by officers and directors		9,500,000	80%	80%

* Less than 1%

(1) Based upon 11,950,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 950,000 Shares offered, and 11,950,000 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek has received consulting fees of $125,000 to date from the Company and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Driftwood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

The Company is currently leasing its corporate office space from a building owned by Mr. Smartt, who is an officer and director of the Company. Mr. Smartt is not presently charging the Company any rent or other lease costs associated with the rented space. There is no written agreement between Mr. Smartt and the Company regarding the lease, and the parties may terminate the lease arrangement at any time.

From time to time, the Company advances amounts to stockholders, as well as receives payments from stockholders in the form of cash and/or out-of-pocket expenditures for the benefit of the Company, which are business in nature. The balance of advances from stockholders as of April 19, 2012 was $132,800 (which amount was owed to Mr. Smartt, an officer and director of the Company).

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 950,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

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The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

Elizabeth Bear	10,000	*	10,000	0	*

Brittany Bowen	10,000	*	10,000	0	*

Haley Bowen	10,000	*	10,000	0	*

Michelle Bowen	10,000	*	10,000	0	*

William M. Bowen	10,000	*	10,000	0	*

William Spruill Bowen	10,000	*	10,000	0	*

Ronald Joseph Campbell	10,000	*	10,000	0	*

James Cassidy (3)	250,000	2%	250,000	0	*

Becky Crahan	10,000	*	10,000	0	*

Doug Crahan	10,000	*	10,000	0	*

Alex F. Farris, III	10,000	*	10,000	0	*

Brian D. Fauver	10,000	*	10,000	0	*

Christina Fauver	10,000	*	10,000	0	*

Laraine Kathleen Fauver	10,000	*	10,000	0	*

Susan K. Fauver	10,000	*	10,000	0	*

Chrisjonna Foster	10,000	*	10,000	0	*

Kent Wade Foster	10,000	*	10,000	0	*

Cami L. Fountaine	10,000	*	10,000	0	*

James F. Fountaine	10,000	*	10,000	0	*

Ambrose Gaines, IV	10,000	*	10,000	0	*

Allison Hamilton	10,000	*	10,000	0	*

Meleah Bowen Hopper	10,000	*	10,000	0	*

Amanda M. Howells	10,000	*	10,000	0	*

Timothy C. Howells	10,000	*	10,000	0	*

Hal Johnson Isbell	10,000	*	10,000	0	*

Bradley T. Kilborn	10,000	*	10,000	0	*

Paul Edw. Kirk, Jr.	10,000	*	10,000	0	*

Sara Lindsey	10,000	*	10,000	0	*

Jean A. Marlar	10,000	*	10,000	0	*

Phillip G. Marlar	10,000	*	10,000	0	*

James McKillop (4)	250,000	2%	250,000	0	*

Bethany D. Morrill (5)	10,000	*	10,000	0	*

Lois H. Morrill (6)	10,000	*	10,000	0	*

Stephen M. Morrill (7)	10,000	*	10,000	0	*

Bailey E. Murphy	10,000	*	10,000	0	*

Martin C. Nowak	10,000	*	10,000	0	*

Dylan Ritch	10,000	*	10,000	0	*

Stephanie Ritch	10,000	*	10,000	0	*

Janet Rose	10,000	*	10,000	0	*

Claiborne P. Seier	10,000	*	10,000	0	*

Heather M. Sheffield	10,000	*	10,000	0	*

Logan W. Sheffield	10,000	*	10,000	0	*

Heather Smartt	10,000	*	10,000	0	*

David Edwin Thrasher	10,000	*	10,000	0	*

Douglas J. Wirthlin	10,000	*	10,000	0	*

Kristina Wirthlin	10,000	*	10,000	0	*

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* Less than 1%

(1) Based upon 11,950,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 950,000 Shares offered, and 11,950,000 shares outstanding following the offering.

(3) Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Includes 250,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

(5) Includes 10,000 shares held by the Bethany D. Morrill Family Protection Trust Dated 11-17-99. Bethany D. Morrill is deemed to be the beneficial owner of such shares.

(6) Includes 10,000 shares held by the Lois H. Morrill Family Protection Trust Dated 6-18-91. Lois H. Morrill is deemed to be the beneficial owner of such shares.

(7) Includes 10,000 shares held by the Stephen M. Morrill Family Protection Trust Dated 11-17-99. Stephen M. Morrill is deemed to be the beneficial owner of such shares.

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SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 11,950,000 shares of common stock outstanding of which 9,500,000 shares are owned by officers and directors of the Company. There will be 11,950,000 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Driftwood Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Driftwood Acquisition prior to its change of control and subsequent business combination with PKCCR, LLC.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited PKCCR, LLC’s (a development stage company) consolidated balance sheets as of April 19, 2012, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from December 19, 2011 (inception) through April 19, 2012. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 26, 2012, given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited Driftwood Acquisition Corporation’s (a development stage company) balance sheets as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2011 (inception) through December 31, 2011. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 28, 2012, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

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FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

PKCCR, LLC (a development stage company)

We have audited the accompanying balance sheet of PKCCR, LLC (the "Company") as of April 19, 2012, and the related statements of operations, changes in members’ equity(deficit) and cash flows for the period from December 19, 2011 (Inception) through April 19, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 19, 2012 and the results of its operations and cash flows for the period from December 19, 2011 (Inception) through April 19, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues or income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

April 26, 2012

1

PKCCR, LLC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

April 19, 2012
ASSETS
Current Assets
Cash	$200
Prepaid expenses	130,200
TOTAL ASSETS	$130,400

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities
Due to member	$132,800

Total Liabilities	132,800

Accumulated deficit	(2,400)

Total Members' Deficit	(2,400)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$130,400

The accompanying notes are an integral part of these financial statements

2

PKCCR, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from
December 19, 2011
(inception) to April 19, 2012

Operating Expenses	$2,600

Net loss	$(2,600)

The accompanying notes are an integral part of these financial statements

3

PKCCR, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN MEMBERS' EQUITY(DEFICIT)

			Total
	Paid-in	Accumulated	Members'
	Capital	deficit	Equity(deficit)
Balance, December 19, 2011	$-	$-	$-

Members' contribution	200	-	200
Net loss	-	(2,600)	(2,600)
Balance, April 19, 2012	$200	$(2,600)	$(2,400)

The accompanying notes are an integral part of these financial statements

4

PKCCR, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from
December 19, 2011
(inception) to April 19, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,600)
Changes in operating assets and liabilities
Prepaid expenses	(130,200)
Net cash used in operating activities	(132,800)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' contribution	$200
Prepayment made by member	132,800
Net cash provided by financing activities	133,000

Net increase in cash	200

Cash at beginning of period	-

Cash at end of period	$200

The accompanying notes are an integral part of these financial statements

5

PKCCR, LLC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

PKCCR, LLC ("PKCCR” or “the Company”) is a limited liability company organized on December 19, 2011 under the laws of the State of Florida. PKCCR has been in the developmental stage since inception. PKCCR intends to participate in the development of a conference center and resort in Perdido Key, Florida. PKCCR, LLC intends to acquire and manage all goods and services pertaining to this project. PKCCR plans to partner with travel agencies to help promote and schedule tour groups, align with local convention and visitors bureaus to assist in targeting new and existing business travel opportunities and work closely with meeting and event planners to attract conferences, tradeshows, association meetings, tournaments and special events.

No assurances can be given that PKCCR will be successful in developing the Perdido Key conference center and resort.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have any cash balances in excess of the Federal Deposit Insurance Corporation limit as of April 19, 2012.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

6

PKCCR, LLC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

• Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

• Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

NOTE 2 - GOING CONCERN

The Company has been a development stage company with no operations since inception of the Company on December 19, 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its members and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its members, the ability of the Company to obtain necessary equity financing to continue operations.

The owners of the company will pay all expenses incurred by the Company in 2012. The Company plans to merge with Pivotal Group, a shell public company, in order to facilitate raising public equity capital for the development of the Perdido Key conference center and resort. There is no assurance that the Company will ever be profitable or that the merger with Pivotal Group will result in obtaining the necessary funding. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011.The adoption of this ASU did not have a material impact on our financial statements.

7

PKCCR, LLC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 4 – PREPAID EXPENSES

In December 2011, the Company prepaid $125,000 to Tiber Creek Corporation for professional services. The Company will recognize this expense after Tiber Creek Corporation provides the agreed upon services in full. In April 2012, the Company prepaid $5,200 to Anton & Chia, LLP in relation to the audit of the Company and review services for the another entity under common control, which will be expensed in May 2012 after services are rendered.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company owes Philander K. Smartt, its President, $132,800 which was used to make the prepayment for the services of Tiber Creek Corporation and Anton & Chia, LLP as discussed in Note 4 above. This related party payable is non-interest bearing, has no specified repayment date, and is due on demand.

NOTE 6 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 2, 2012, the date the financial statements were issued, and identified no events or transactions that required recognition or disclosure.

8

FINANCIAL STATEMENTS

Balance Sheets as of June 30, 2012 (unaudited) and December 31, 2011	1

Statements of Operations for the three and six Months ended June 30, 2012, and the period from April 20, 2011 (Inception) to June 30, 2012 (unaudited)	2

Statements of Cash Flows for the Six Months ended June 30, 2012 and the period from April 20, 2011 (Inception) to June 30, 2012 (unaudited)	3

Notes to Financial Statements (unaudited)	4-7

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current Assets
Cash	$4,500	$2,000
TOTAL ASSETS	$4,500	$2,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued liabilities		$400

Total Liabilities	-	400

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 6,950,000 shares issued and outstanding	695	2,000
Additional paid-in capital	8,498	943
Accumulated deficit	(4,693)	(1,343)

Total Stockholders' Equity	4,500	1,600
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,500	$2,000

The accompanying notes are an integral part of these financial statements

1

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended June 30, 2012	For the six months ended June 30, 2012	For the period from April 20, 2011 (inception) to June 30, 2012

Revenue	-	-	$-
Cost of revenue	-	-	$-
Gross Profit	-	-	-

Operating expenses	$2,600	$3,350	$4,693
Loss before income tax	(2,600)	(3,350)	(4,693)
Income taxes	-	0	0
Net loss	$(2,600)	$(3,350)	$(4,693)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares - basic and diluted	9,112,637	9,112,637

The accompanying notes are an integral part of these financial statements

2

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(unaudited)

	For the six months ended June 30, 2012	For the period from April 20, 2011 (inception) to June 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,350)	$(4,693)
Changes in Operating Assets and Liabilities
Accrued liabilities	-	-
Net Cash Used in Operating Activities	(3,350)	(4,693)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	5,100	7,100
Cash paid for redeemed shares	(1,950)	(1,950)
Proceeds from stockholders' additional paid-in capital	2,700	4,043
Net Cash Provided by Financing Activities	5,850	9,193

Net Increase in Cash	2,500	4,500

Cash at Beginning of Period	2,000	-

Cash at End of Period	$4,500	$4,500

The accompanying notes are an integral part of these financial statements

3

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Pivotal Group, Inc. ("Pivotal” or “the Company”), formerly known as Driftwood Acquisition Corporation (“Driftwood’), was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Pivotal. The combination normally will take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On January 30, 2012, the shareholders of the Company and the Board of Directors unanimously approved the change of the Company’s name to Pivotal Group, Inc. and filed such change with the State of Delaware. On February 1, 2012, new officers and directors were appointed and elected and the prior officers and directors resigned, resulting in the change of control of the Company.

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011 (2011 Form 10-K) as filed with the SEC.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of June 30, 2012 and December 31, 2011.

4

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(unaudited)

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2012 and December 31, 2011, there were no deferred taxes.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2012, there are no outstanding dilutive securities.

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

• Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

• Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

5

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(unaudited)

NOTE 2 - GOING CONCERN

The Company sustained losses from its inception on April 20, 2011 to June 30, 2012. The Company had a net loss of $3,350 for the six months ended June 30, 2012 and has an accumulated deficit of $4,693 as of June 30, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

The Company’s management plans to pay for all expenses incurred by the Company in 2012. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. This ASU did not have a material impact on the Company’s financial statements.

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11: Balance Sheet (topic 210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on the consolidated financial statements.

6

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(unaudited)

The FASB issued Accounting Standards Update (ASU) No. 2012-02—Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on July 27, 2012, to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. Early adoption is permitted. We are currently evaluating the impact of adopting ASU 2012-02 on the consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of June 30, 2012, 6,950,000 shares of common stock were issued and outstanding and no preferred stock was issued and outstanding.

On April 25, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

On February 1, 2012, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

On February 2, 2012, the Company issued 6,000,000 shares of its common stock at par for an aggregate of $600.

On March 12, 2012, the Company issued 450,000 shares of its common stock at $0.01 per share for an aggregate of $4,500 to various investors.

NOTE 5 – SUBSEQUENT EVENT

On July 27, 2012, the Board of Directors of the Company approved to adopt an amendment to its certificate of incorporation increasing the number of authorized shares of common stock of the Company from 100,000,000 to 500,000,000.

7

FINANCIAL STATEMENTS

Balance Sheets as of March 31, 2012 (unaudited) and December 31, 2011	1

Statements of Operations for the Three Months ended March 31, 2012 and the period from April 20, 2011 (Inception) to March 31, 2012 (unaudited)	2

Statements of Cash Flows for the Three Months ended March 31, 2012 and the period from April 20, 2011 (Inception) to March 31, 2012 (unaudited)	3

Notes to Financial Statements (unaudited)	4-7

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31, 2012	December 31, 2011

	(unaudited)
ASSETS

Current Assets
Cash	$4,500	$2,000
TOTAL ASSETS	$4,500	$2,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued liabilities	$-	$400
Total Liabilities	-	400

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 6,950,000 shares issued and outstanding	695	2,000
Additional paid-in capital	5,898	943
Accumulated deficit	(2,093)	(1,343)
Total Stockholders' Equity	4,500	1,600
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,500	$2,000

The accompanying notes are an integral part of these financial statements

1

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended March 31,	For the period from April 20, 2011 (inception) to March 31
	2012	2012

Operating expenses	$750	$2,093

Net loss	$(750)	$(2,093)

Loss per share - basic and diluted	$-

Weighted average shares - basic and diluted	11,275,275

The accompanying notes are an integral part of these financial statements

2

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(unaudited)

	For the three months ended March 31, 2012	For the period from April 20, 2011 (inception) to March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(750)	$(2,093)
Changes in Operating Assets and Liabilities
Accrued liabilities	(400)	-
Net Cash Used in Operating Activities	(1,150)	(2,093)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	5,100	7,100
Cash paid for redeemed shares	(1,950)	(1,950)
Proceeds from stockholders' additional paid-in capital	500	1,443
Net Cash Provided by Financing Activities	3,650	6,593

Net Increase in Cash	2,500	4,500

Cash at Beginning of Period	2,000	-

Cash at End of Period	$4,500	$4,500

The accompanying notes are an integral part of these financial statements

3

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Pivotal Group, Inc. ("Pivotal” or “the Company”), formerly known as Driftwood Acquisition Corporation (“Driftwood’), was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Pivotal. The combination normally will take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On January 30, 2012, the shareholders of the Company and the Board of Directors unanimously approved the change of the Company’s name to Pivotal Group, Inc. and filed such change with the State of Delaware. On February 1, 2012, new officers and directors were appointed and elected and the prior officers and directors resigned, resulting in the change of control of the Company.

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011 (2011 Form 10-K) as filed with the SEC.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of March 31, 2012 and December 31, 2011.

4

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(unaudited)

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2012 and December 31, 2011, there were no deferred taxes.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of March 31, 2012, there are no outstanding dilutive securities.

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•  Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

NOTE 2 - GOING CONCERN

The Company sustained losses from its inception on April 20, 2011 to March 31, 2012. The Company had a net loss of $750 for the three months ended March 31, 2012 and has an accumulated deficit of $2,093 as of March 31, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

5

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(unaudited)

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

The Company’s management plans to pay for all expenses incurred by the Company in 2012. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. This ASU did not have a material impact on the Company’s financial statements.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of March 31, 2012, 6,950,000 shares of common stock were issued and outstanding and no preferred stock was issued and outstanding.

On April 25, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

On February 1, 2012, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

On February 2, 2012, the Company issued 6,000,000 shares of its common stock at par for an aggregate of $600.

On March 12, 2012, the Company issued 450,000 shares of its common stock at $0.01 per share for an aggregate of $4,500 to various investors.

6

Pivotal Group, Inc.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

(unaudited)

NOTE 5 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued, and identified no events or transactions that required recognition or disclosure.

7

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pivotal Group, Inc.

We have audited the accompanying balance sheet of Pivotal Group, Inc. (the "Company"), formerly known as Driftwood Acquisition Corporation, as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2011 (Inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and the results of its operations and its cash flows for the period from April 20, 2011 (Inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

March 28, 2012

1

PIVOTAL GROUP, INC.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

As of December 31, 2011

ASSETS	December 31, 2011

Current Assets
Cash	$2,000

TOTAL ASSETS	$2,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued Liabilities	$400

Total Liabilities	400

Stockholders' Equity
Common Stock, $0.0001 Par Value, 100,000,000 Shares Authorized; 20,000,000 Shares Issued and Outstanding	$2,000
Additional Paid-in Capital	943
Accumulated deficit	(1,343)

Total Stockholders' Equity	1,600
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,000

The accompanying notes are an integral part of these financial statements

2

PIVOTAL GROUP, INC.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period

from April 20, 2011 (Inception) to December 31, 2011

For the period from April 20, 2011 (inception) to December 31
2011

Operating Expenses	$1,343

Net loss	$(1,343)

Loss per share - basic and diluted	$(0.00)

Weighted average shares - basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements

3

PIVOTAL GROUP, INC.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period from April 20, 2011 (Inception) to December 31, 2011

			Additional		Total
	Common Stock		paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	deficit	Equity
Balance, April 20, 2011	-	$-		$-	$-
Shares issued for cash	20,000,000	2,000		-	2,000
Additional paid-in capital			943		943
Accumulated deficit	-	-		(1,343)	(1,343)
Balance, December 31, 2011	20,000,000	$2,000	$943	$(1,343)	$1,600

The accompanying notes are an integral part of these financial statements

4

PIVOTAL GROUP, INC.

(formerly known as DRIFTWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period

from April 20, 2011 (Inception) to December 31, 2011

For the period from April 20, 2011 (inception) to December 31,
2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,343)
Changes in Operating Assets and Liabilities
Accrued Liabilities	400

Net Cash Provided by Operating Activities	(943)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	$2,000
Proceeds from stockholders' additional paid-in capital	943
Net Cash Flows from Financing Activities	2,943

Net Increase in Cash	2,000

Cash at Beginning of Period	-

Cash at End of Period	$2,000

The accompanying notes are an integral part of these financial statements

5

Pivotal Group, Inc.

(formerly Driftwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Pivotal Group, Inc. ("Pivotal” or “the Company”), formerly known as Driftwood Acquisition Corporation (“Driftwood’), was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Pivotal. The combination normally will take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On January 30, 2012, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Company’s name to Pivotal Group, Inc. and filed such change with the State of Delaware. On February 1, 2012, new officers and directors were appointed and elected and the prior officers and directors resigned, resulting in the change of control of the Company.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

6

Pivotal Group, Inc.

(formerly Driftwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2011 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1: defined as observable inputs such as quoted prices in active markets;
•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has sustained net loss of $1,343 since inception of the Company on April 20, 2011. Additionally, the Company has accumulated deficit of $1,343 on December 31, 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

7

Pivotal Group, Inc.

(formerly Driftwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

The Company’s management plans to pay for all expenses incurred by the Company in 2012. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective now. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective now. The adoption of the ASU’s did not have a material impact on the financial statements.

In December 2010, the FASB issued ASU 2010-29, which contains updated accounting guidance to clarify the acquisition date that should be used for reporting pro forma financial information when comparative financial statements are issued.  This update requires that a company should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  This update also requires disclosure of the nature and amount of material, nonrecurring pro forma adjustments. The adoption of this ASU did not have a material impact on our financial statements.

8

Pivotal Group, Inc.

(formerly Driftwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-08, “Intangibles-Goodwill and Other (Topic 350): Testing Goodwill Impairment” which is intended to simplify goodwill impairment testing by permitting the assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the traditional two-step impairment test.  Under this update, we are not required to calculate the fair value of our reporting units unless we conclude that it is more likely than not (likelihood of more than 50%) that the carrying value of our reporting units is greater than the fair value of such units based on our assessment of events and circumstances.  This update is effective for fiscal years beginning after December 15, 2011, with early adoption permitted.  We have adopted the provisions of this update at the beginning of our fourth quarter.  The adoption of this ASU did not have a material impact on our financial statements.

Not Yet Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU is not expected to have a material impact on our financial statements.

NOTE 4 – STOCKHOLDER’S EQUITY

On April 25, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

NOTE 5 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 28, 2012, the date the financial statements were available to be issued.

On January 30, 2012, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Company’s name to Pivotal Group, Inc. and filed such change with the State of Delaware.

February 1, 2012 the following events occurred which resulted in a change of control of the Company:

1. The Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

2. New officers and directors were appointed and elected and the prior officers and directors resigned.

On February 1, 2012, James M. Cassidy resigned as the Company's president, secretary and director.

On February 1, 2012, James McKillop resigned as the Company's vice president and director.

9

Pivotal Group, Inc.

(formerly Driftwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

On February 1, 2012, the following persons were elected to the board of directors of the Company: M. Duane Lewis, Tom Moore, Robert Ritch, P. K. Smartt; and the following persons were appointed to the offices appearing next to their name:

M. Duane Lewis	President

Tom Moore	Vice President

Robert Ritch	Treasurer

P. K. Smartt	Secretary

On February 2, 2012, the Company issued 6,000,000 shares of its common stock at par for an aggregate of $600 representing 92% of the total outstanding 6,500,000 shares of common stock.

10

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fees	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.

(1) On April 20, 2011, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in February 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

On April 20, 2011, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in February 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On February 2, 2012, the following shares of common stock were issued by the Company pursuant to a change of control in the Company.

Shareholder Name	Consideration	Number of Shares

Malcolm Duane Lewis	$150.00	1,500,000
Tom Moore	$150.00	1,500,000
Robert Ritch	$150.00	1,500,000
P. K. “Lanny” Smartt	$150.00	1,500,000

(3) From March 23, 2012 through April 12, 2012, the following shares of common stock were issued by the Company to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions set forth below. The Company has filed a Form D with the Commission with respect to the Regulation D private offering.

29

Shareholder Name	Date	Consideration	Number of Shares

D. Oren Harden	3/23/2012	$100.00	10,000
William Spruill Bowen	3/25/2012	$100.00	10,000
Stephen M. Morrill (1)	3/26/2012	$100.00	10,000
Bethany D. Morrill (2)	3/26/2012	$100.00	10,000
Lois H. Morrill (3)	3/26/2012	$100.00	10,000
Heather M. Sheffield	3/26/2012	$100.00	10,000
Logan W. Sheffield	3/26/2012	$100.00	10,000
Cami L. Fountaine	3/26/2012	$100.00	10,000
James F. Fountaine	3/26/2012	$100.00	10,000
Amanda M. Howells	3/26/2012	$100.00	10,000
Timothy C. Howells	3/26/2012	$100.00	10,000
Jean A. Marlar	3/27/2012	$100.00	10,000
Phillip G. Marlar	3/27/2012	$100.00	10,000
Bailey E. Murphy	3/27/2012	$100.00	10,000
Martin C. Nowak	3/27/2012	$100.00	10,000
Doug Crahan	3/28/2012	$100.00	10,000
Becky Crahan	3/28/2012	$100.00	10,000
Brian D. Fauver	3/29/2012	$100.00	10,000
Janet Rose	4/7/2012	$100.00	10,000
David Edwin Thrasher	4/10/2012	$100.00	10,000
Alex F. Farris, III	4/10/2012	$100.00	10,000
Paul Edw. Kirk, Jr.	4/10/2012	$100.00	10,000
Bradley T. Kilborn	4/10/2012	$100.00	10,000
Hal Johnson Isbell	4/10/2012	$100.00	10,000
Heather Smartt	4/10/2012	$100.00	10,000
Sara Lindsey	4/10/2012	$100.00	10,000
Michelle Bowen	4/10/2012	$100.00	10,000
William M. Bowen	4/10/2012	$100.00	10,000
Susan K. Fauver	4/10/2012	$100.00	10,000
Brittany Bowen	4/10/2012	$100.00	10,000
Haley Bowen	4/10/2012	$100.00	10,000
Elizabeth Bear	4/10/2012	$100.00	10,000
Laraine Kathleen Fauver	4/10/2012	$100.00	10,000
Meleah Bowen Hopper	4/10/2012	$100.00	10,000
Chrisjonna Foster	4/10/2012	$100.00	10,000
Christina Fauver	4/10/2012	$100.00	10,000
Claiborne P. Seier	4/12/2012	$100.00	10,000
Allison Hamilton	4/12/2012	$100.00	10,000
Ronald Joseph Campbell	4/12/2012	$100.00	10,000
Stephanie Ritch	4/12/2012	$100.00	10,000
Dylan Ritch	4/12/2012	$100.00	10,000
Kent Wade Foster	4/12/2012	$100.00	10,000
Ambrose Gaines, IV	4/12/2012	$100.00	10,000
Douglas J. Wirthlin	4/12/2012	$100.00	10,000
Kristina Wirthlin	4/12/2012	$100.00	10,000

(1) Includes 10,000 shares held by the Stephen M. Morrill Family Protection Trust Dated 11-17-99. Stephen M. Morrill is deemed to be the beneficial owner of such shares.

(2) Includes 10,000 shares held by the Bethany D. Morrill Family Protection Trust Dated 11-17-99. Bethany D. Morrill is deemed to be the beneficial owner of such shares.

(3) Includes 10,000 shares held by the Lois H. Morrill Family Protection Trust Dated 6-18-91. Lois H. Morrill is deemed to be the beneficial owner of such shares.

(4) On August 24, 2012, the Company issued 5,000,000 shares of common stock to P.K. “Lanny” Smart in connection with the Acquisition.

30

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1	Agreement and Plan of Reorganization
3.1+	Certificate of Incorporation
3.2+	By-laws
5.1**	Opinion of Counsel on legality of securities being registered
10.1	Vacant Land Contract
23.1	Consent of Accountants
23.2**	Consent of Attorney (as part of Exhibit 5.1)

** To be filed

+      Previously filed on Form 10-12G on June 2, 2011 (File No.: 000-54426) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 28, 2012.

PIVOTAL GROUP, INC.

By:	/s/ Malcolm Duane Lewis
Title: President (Principal Executive Officer)

By:	/s/ P.K. Smartt
Title: Treasurer (Principal Financial Officer)

By:	/s/ P.K. Smartt
Title: Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Malcolm Duane Lewis	Director	August 28, 2012

/s/ Tom Moore	Director	August 28, 2012

/s/ P.K. Smartt	Director	August 28, 2012

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